Exhibit 99.1

Contact: Jerry M. Brooks, Chief Financial Officer, (713) 939-7711

DRIL-QUIP, INC. AWARDED $80 MILLION CONTRACT

FOR SUBSEA WELLHEAD SYSTEMS

HOUSTON, March 23, 2009 — Dril-Quip, Inc. (NYSE: DRQ) today announced that the Company has been awarded a two year contract valued at up to approximately $80 million to supply Dril-Quip’s 15,000 p.s.i. and 20,000 p.s.i. proprietary Big Bore Subsea Wellhead Systems for BP America’s Gulf of Mexico operations. At the option of BP America, this contract may be extended for three additional years. The initial orders under the contract are valued at approximately $26 million and will be included in Dril-Quip’s backlog at the end of the first quarter of 2009.

Dril-Quip is a leading manufacturer of highly engineered offshore drilling and production equipment which is well suited for use in deepwater, harsh environment and severe service applications. Dril-Quip’s latest investor presentation is available under the investor section of the Company’s website at http://www.dril-quip.com.